Exhibit 5
July 25, 2006

Enigma Software Group, Inc. 2 Stamford Landing, Suite 100 Stamford, CT 06902
Re:	Registration Statement on Form SB-2 - Registration of 58,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Enigma Software Group, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of the Company’s registration statement on Form SB-2 (the “Registration Statement”), registering for resale by the selling security holders listed in the Registration Statement from time to time or for sale by the Company 58,000,000 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value (the “Common Stock”), under the Securities Act of 1933, as amended (the “Securities Act”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company’s Certificate of Incorporation, and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company.

Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that law.

Based upon and subject to the foregoing, it is our opinion that the outstanding Shares are duly authorized, have been validly issued, and are fully paid and nonassessable; and the unissued Shares have been duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the related Prospectus. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ Kirkpatrick & Lockhart Nicholson Graham LLP
Kirkpatrick & Lockhart Nicholson Graham LLP